                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): April 1, 2004

                                 GFY FOODS, INC.
                                 ---------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     Nevada
                                     ------
         (State or Other Jurisdiction of Incorporation or Organization)

                                     0-33029
                                     -------
                            (Commission File Number)

                                   87-0382438
                                   ----------
                        (IRS Employer Identification No.)

                              601 Deerfield Parkway
                             Buffalo Grove, IL 60089
                             -----------------------
               (Address of Principal Executive Offices)(Zip Code)

                                 (847) 353-7554
                                 --------------
               Registrant's Telephone Number, Including Area Code

Item 2.       Acquisition or Disposition of Assets.
              -------------------------------------

         On April 1, 2004, the Registrant closed on an acquisition of a Frulatti Cafe and Bakery in Elkhart, Indiana. The Registrant had originally entered into the Purchase Agreement (the "Agreement") with Dynasty CD Holdings to acquire a the business on March 18, 2004. Under the terms of the Agreement, the Registrant is to pay a sum of Thirty-five thousand dollars ($35,000) payable as twenty thousand dollars ($20,000) in cash over a four-month term with the balance due through the issuance of fifteen thousand dollars ($15,000) worth of shares of restricted common stock. The first payment of the cash portion of the purchase price is due and payable on April 15, 2004.

         The Elkhart location will represent the Registrant's second Frulatti franchise.

         After the acquisition of the Elkhart Frulatti franchise, the Registrant will have 2,593,265,161 shares outstanding.

Item 7.       Financial Statements and Exhibits.
              ----------------------------------

         The Registrant has not determined if financial statements will be required as a result of this acquisition. The Registrant's attorneys and auditors will make this determination. Should financial statements be required by this item, the Registrant will be file by amendment not later than 60 days after the closing date of April 1, 2004.

         (c) Exhibits

Exhibit 10.1 Purchase Agreement ("Agreement") by and between GFY Foods, Inc. ("GFY") and Dynasty CB Holdings, Inc. ("Seller") dated as of March 18, 2004.



                                   SIGNATURES

              Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 8, 2004                                 GFY Foods, Inc.

                                                     By:  /s/ Ed Schwalb
                                                          --------------
                                                     Name:    Ed Schwalb
                                                     Title:   President

                                  EXHIBIT INDEX


Number            Exhibit Description

20                Purchase Agreement ("Agreement") by and among GFY Foods, Inc.
                  ("GFY") and Dynasty CB Holdings, Inc. ("Seller") dated as of March 18, 2004.